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EX-99.906 CERT

         We, Alexander Potts, President, Chief Executive Officer and Principal Executive Officer, and Michael Clinton, Treasurer, Chief Financial and Accounting Officer and Principal Financial Officer of SA Funds - Investment Trust (the "registrant), certify that:

         1. The N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:      /s/ Alexander Potts
         -------------------
         Alexander Potts
         President, Chief Executive Officer and Principal Executive Officer

Date:    August 28, 2003
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By:      /s/ Michael Clinton
         -------------------
         Michael Clinton
         Treasurer, Chief Financial and Accounting Officer and Principal Financial Officer

Date:    August 28, 2003
         -------------------